As filed with the Securities and Exchange Commission on December 10, 2010

Registration No. 333-170785

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

iSoftStone Holdings Limited

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

International Software Plaza

Building 9 Zhongguancun Software Park

No. 8 West Dongbeiwang Road, Haidian District

Beijing 100193

People’s Republic of China

(86-10) 5874-9000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, NY 10011-5213

(212) 894-8940

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kurt J. Berney, Esq. Portia Ku, Esq. O’Melveny & Myers LLP Plaza 66, 37th Floor 1266 Nanjing Road West Shanghai 200040 People’s Republic of China (86-21) 2307-7000	Z. Julie Gao, Esq. c/o Skadden, Arps, Slate, Meagher & Flom LLP 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong (852) 3740-4700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering.   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(4)
Ordinary Shares, par value $0.0001 per share(2)(3)	124,583,340	$1.30	$161,958,342	$11,547.63

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.
(2)	Includes (i) ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public and (ii) ordinary shares that may be purchased by the underwriters pursuant to an option to purchase additional ADSs. These ordinary shares are not being registered for the purposes of sales outside of the United States.
(3)	American depositary shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.333-170867). Each American depositary share represents ten ordinary shares.
(4)	Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

Explanatory Note

The sole purpose of this amendment is to amend the exhibit index and to file Exhibit 1.1, Exhibit 4.2, Exhibit 5.1, Exhibit 8.1, Exhibit 8.2, Exhibit 8.3, Exhibit 10.4, Exhibit 10.6, Exhibit 23.2, Exhibit 23.3, Exhibit 23.4 and Exhibit 99.2 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fifth amended and restated articles of association, which will become effective upon the closing of this offering, will provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own dishonesty, fraud or default.

Under the indemnification agreements the form of which is filed as Exhibit 10.5 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The Underwriting Agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.	RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities (including options to acquire our ordinary shares). We believe that each of the following issuances were exempt from registration under the Securities Act in reliance on Regulation S or Rule 701 under the Securities Act or under Section 4(2) of the Securities Act regarding transactions not involving a public offering.

Purchaser	Date of Sale or Issuance	Number and type of Security	Consideration	Underwriting Discount and Commission
AsiaVest Opportunities Fund IV	March 13, 2007	10,101,009 series A Preference Shares	$1,500,000	N/A
AsiaVest Opportunities Fund IV	March 13, 2007	16,835,017 series A Preference Shares(1)	$2,500,000	N/A
Fidelity Asia Ventures Fund L.P.	March 16, 2007	44,772,421 series B Preference Shares	$10,604,550	N/A
Fidelity Asia Principals Fund L.P.	March 16, 2007	1,669,590 series B Preference Shares	$395,450	N/A
Mitsui Ventures Global Fund	March 16, 2007	9,499,502 series B Preference Shares	$2,250,000	N/A
AsiaVest Opportunities Fund IV	March 16, 2007	15,832,504 series B Preference Shares	$3,750,000	N/A

Purchaser	Date of Sale or Issuance	Number and type of Security	Consideration	Underwriting Discount and Commission
Infotech Pacific Ventures L.P.	March 16, 2007	12,666,003 series B Preference Shares	$3,000,000	N/A
Potential High International Limited (designee of former shareholders of Shanghai Jiefeng Computer Science Co., Ltd.)	January 1, 2008	1,004,500 Ordinary Shares	—(3)	N/A
Fidelity Asia Ventures Fund L.P.	February 22, 2008	44,772,421 series B Preference Shares(2)	$13,255,687.41	N/A
Fidelity Asia Principals Fund L.P.	February 22, 2008	1,669,590 series B Preference Shares(2)	$494,312.41	N/A
Mitsui Ventures Global Fund	February 22, 2008	9,499,502 series B Preference Shares(2)	$2,812,499.89	N/A
AsiaVest Opportunities Fund IV	February 22, 2008	15,832,504 series B Preference Shares(2)	$4,687,500.01	N/A
Infotech Pacific Ventures L.P.	February 22, 2008	12,666,003 series B Preference Shares(2)	$3,749,999.95	N/A
Former shareholders of Akona Systems, Inc.	February 26, 2008	4,539,489 Ordinary Shares	—(3)	N/A
Former shareholders of Akona Systems, Inc.	October 12, 2009	7,548,288 Ordinary Shares	—(3)	N/A
CSOF Technology Investments Limited	December 23, 2009	Convertible Note	$7,500,000	N/A
SeaBright China Special Opportunities Fund II, L.P.	December 23, 2009	Convertible Note	$7,500,000	N/A
Asia Ventures II L.P.	December 23, 2009	Convertible Note	$7,125,664	N/A
AsiaVest Opportunities Fund IV	December 23, 2009	Convertible Note	$4,453,539	N/A
Infotech Pacific Ventures L.P.	December 23, 2009	Convertible Note	$1,630,797	N/A
Mitsui Ventures Global Fund	December 23, 2009	Convertible Note	$790,000	N/A
Al-Noor Gulamali Abdulla Ramji	December 25, 2009	400,000 Ordinary Shares	$120,000	N/A
Former minority shareholders of iSoftStone Resources Ltd.	December 28, 2009	66,265 Ordinary Shares	—(3)	N/A
Fair Honest Technology Limited	April 18, 2010	1,739,130 Ordinary Shares	—(4)	N/A
Jinyuan Development (Hong Kong) Company Limited	April 21, 2010	Convertible Note	$4,000,000	N/A
Hua Ying Management Co., Limited	April 22, 2010	Convertible Note	$5,000,000	N/A
Fair Honest Technology Limited	June 30, 2010,	2,760,870 Ordinary Shares	—(4)	N/A
Yau Ngok Yuk (designee of MDCL-Frontline (China) Ltd.)	July 30, 2010	242,059 Ordinary Shares	—(3)	N/A
Five former employees	October 8, 2010	55,000 Ordinary Shares	$16,500	N/A
One former employee	October 12, 2010	25,000 Ordinary Shares	$12,500	N/A
Certain Directors, Officers, Employees and Consultants	From January 1, 2007 to November 18, 2010	Options to purchase 74,075,655 Ordinary Shares	Past and future service to our company	N/A

(1)	Upon exercise of warrants issued on November 16, 2005.
(2)	Upon exercise of warrants issued on March 13, 2007.
(3)	Representing partial consideration for the acquisition of these companies, as applicable. See “Corporate History and Structure- Corporate History” and “Related Party Transactions—Acquisition Related Shares Issuance.”
(4)	Representing partial consideration in connection with hiring of certain key employees. See “Related Party Transactions—Acquisition Related Shares Issuance.”

ITEM 8.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-7 of this registration statement.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant under the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

4) For the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on December 10, 2010.

iSoftStone Holdings Limited

By:	/s/ Tianwen Liu
Name:	Tianwen Liu
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on the date indicated below.

Signature	Title	Date

/s/ Tianwen Liu Tianwen Liu	Director, Chief Executive Officer (principal executive officer)	December 10, 2010

* Yong Feng	Director, Executive Vice President	December 10, 2010

* Chung-Kao Hsieh	Director	December 10, 2010

* Benson Bing Chung Tam	Director	December 10, 2010

* Ling He	Director	December 10, 2010

* Al-Noor Gulamali Abdulla Ramji	Director	December 10, 2010

* Tom Manning	Director	December 10, 2010

/s/ Xiaosong Zhang Xiaosong Zhang	Chief Financial Officer (principal financial and principal accounting officer)	December 10, 2010

*By:	/s/ Tianwen Liu
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of iSoftStone Holdings Limited has signed this registration statement or amendment thereto in Newark, Delaware, on December 10, 2010.

Authorized U.S. Representative PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

iSoftStone Holdings Limited

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement

3.1*	Memorandum and Articles of Association of the Registrant, as currently in effect

3.2*	Form of Fourth Amended and Restated Memorandum of Association and Fifth Amended and Restated Articles of Association of the Registrant (effective upon the closing of this offering)

4.1*	Form of Registrant’s American Depository Receipt (included in Exhibit 4.3)

4.2	Specimen Certificate for Ordinary Shares of the Registrant

4.3*	Form of Deposit Agreement among the Registrant, the Depositary and Owners and Beneficial Owners of the American Depositary Shares issued thereunder

4.4*	Convertible Note of the Registrant issued to SeaBright China Special Opportunities Fund II, L.P.

4.5*	Convertible Note of the Registrant issued to CSOF Technology Investments Limited

4.6*	Convertible Note of the Registrant issued to Asia Ventures II L.P.

4.7*	Convertible Note of the Registrant issued to AsiaVest Opportunities Fund IV

4.8*	Convertible Note of the Registrant issued to Mitsui Ventures Global Fund

4.9*	Convertible Note of the Registrant issued to Infotech Pacific Ventures, L.P.

4.10*	Convertible Note of the Registrant issued to Jinyuan Development (Hong Kong) Company Limited

4.11*	Convertible Note of the Registrant issued to Hua Ying Management Co., Limited

4.12*	Second Amended and Restated Investors’ Rights Agreement, dated as of December 23, 2009, among AsiaVest Opportunities Fund IV, Infotech Ventures Cayman Company Limited, Fidelity Asia Ventures Fund L.P., Fidelity Asia Principals Fund L.P., Mitsui Ventures Global Fund, Infotech Pacific Ventures, L.P., CSOF Technology Investments Limited, SeaBright China Special Opportunities Fund II, LP, FIL Limited, Tekventure Limited, United Innovation (China) Limited, iSoftStone Holdings Limited and certain other persons named therein

4.13*	Additional Investor Joinder Agreement to Investors’ Rights Agreement, dated as of April 21, 2010, between Jinyuan Development (Hong Kong) Company Limited and iSoftStone Holdings Limited

4.14*	Amendment to Investors’ Rights Agreement, dated as of April 22, 2010, among AsiaVest Opportunities Fund IV, Infotech Ventures Cayman Company Limited, Fidelity Asia Ventures Fund L.P., Fidelity Asia Principals Fund L.P., Mitsui Ventures Global Fund, Infotech Pacific Ventures, L.P., CSOF Technology Investments Limited, SeaBright China Special Opportunities Fund II, LP, Asia Ventures II L.P., Jinyuan Development (Hong Kong) Company Limited, Hua Ying Management Co., Limited, Tekventure Limited, United Innovation (China) Limited, iSoftStone Holdings Limited and certain other persons named therein

4.15*	Second Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of December 23, 2009, among AsiaVest Opportunities Fund IV, Infotech Ventures Cayman Company Limited, Fidelity Asia Ventures Fund L.P., Fidelity Asia Principals Fund L.P., Mitsui Ventures Global Fund, Infotech Pacific Ventures, L.P., CSOF Technology Investments Limited, SeaBright China Special Opportunities Fund II, LP, FIL Limited, Tekventure Limited, United Innovation (China) Limited, iSoftStone Holdings Limited and certain other persons named therein

Exhibit Number	Description of Document

4.16*	Additional Investor Joinder Agreement to Right of First Refusal and Co-Sale Agreement, dated as of April 21, 2010, between Jinyuan Development (Hong Kong) Company Limited and iSoftStone Holdings Limited

4.17*	Amendment to Right of First Refusal and Co-Sale Agreement, dated as of April 22, 2010, among AsiaVest Opportunities Fund IV, Infotech Ventures Cayman Company Limited, Fidelity Asia Ventures Fund L.P., Fidelity Asia Principals Fund L.P., Mitsui Ventures Global Fund, Infotech Pacific Ventures, L.P., CSOF Technology Investments Limited, SeaBright China Special Opportunities Fund II, LP, Asia Ventures II L.P., Jinyuan Development (Hong Kong) Company Limited, Hua Ying Management Co., Limited, Tekventure Limited, United Innovation (China) Limited, iSoftStone Holdings Limited and certain other persons named therein

4.18*	Amendment No. 2 to Investors’ Rights Agreement, dated as of November 26, 2010, among AsiaVest Opportunities Fund IV, Infotech Ventures Cayman Company Limited, Fidelity Asia Ventures Fund L.P., Fidelity Asia Principals Fund L.P., Mitsui Ventures Global Fund, Infotech Pacific Ventures, L.P., CSOF Technology Investments Limited, SeaBright China Special Opportunities Fund II, LP, Asia Ventures II L.P., Jinyuan Development (Hong Kong) Company Limited, Hua Ying Management Co., Limited, Tekventure Limited, United Innovation (China) Limited, iSoftStone Holdings Limited and certain other persons named therein.

5.1	Opinion of Conyers Dill & Pearman regarding the validity of the ordinary shares being registered

8.1	Opinion of Conyers Dill & Pearman regarding certain Cayman Islands tax matters

8.2	Opinion of O’Melveny & Myers LLP regarding certain U.S. tax matters

8.3	Opinion of Han Kun Law Offices regarding certain PRC tax matters (included in Exhibit 99.2)

10.1*	2008 Share Incentive Plan

10.2*	2009 Share Incentive Plan

10.3*	2010 Performance Incentive Plan

10.4	Form of Employment Agreement with the Registrant’s officers

10.5*	Form of Indemnification Agreement with the Registrant’s directors and officers

10.6	Subscription Agreement between iSoftStone Holdings Limited and Bayfront Investments (Mauritius) Pte. Ltd., dated as of November 30, 2010

21.1*	Subsidiaries of the Registrant

23.1*	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)

23.3	Consent of O’Melveny & Myers LLP (included in Exhibit 8.2)

23.4	Consent of Han Kun Law Offices (included in Exhibit 99.2)

23.5*	Consent of American Appraisal China Limited

24.1*	Powers of Attorney (included on the signature page in Part II of this registration statement)

99.1*	Code of Business Conduct and Ethics

99.2	Opinion of Han Kun Law Offices regarding certain PRC legal matters

*	Previously filed